Exhibit 10.27
FORTERRA, INC.
GRANT NOTICE FOR 2018 STOCK INCENTIVE PLAN PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD

FOR GOOD AND VALUABLE CONSIDERATION, Forterra, Inc. (the “Company”), hereby grants to Participant named below the number of performance-based restricted stock units specified below (the “PRSUs” or the “Award”). Each performance-based restricted stock unit represents the right to receive one share of the Company’s common stock, par value $0.001 (the “Common Stock”), upon the terms and subject to the conditions set forth in this Grant Notice, the Forterra, Inc. 2018 Stock Incentive Plan (the “Plan”) and the Standard Terms and Conditions (the “Standard Terms and Conditions”) promulgated under such Plan, each as amended from time to time. This Award is granted pursuant to the Plan and is subject to and qualified in its entirety by the Standard Terms and Conditions.

Name of Participant:
Grant Date:
Number of Performance- Based Restricted Stock Units:
Performance Targets; Vesting Schedule:
•
The PRSUs granted hereunder shall become earned and eligible to vest based on the achievement of the performance targets set forth in Exhibit A attached hereto (each target, “Performance Target”).

•
The number of PRSUs earned upon the achievement of each Performance Target (in each case, the “Earned PRSUs”) shall vest as follows subject to Participant’s continued service with the Company or its Subsidiaries through the applicable vesting date: [ ].

By accepting this Grant Notice, Participant acknowledges that he or she has received and read, and agrees that this Award shall be subject to, the terms of this Grant Notice, the Plan and the Standard Terms and Conditions.

FORTERRA, INC.                    AWARD HOLDER

By:_____________________            ________________________________

Name:                        Name:
Title:

FORTERRA, INC.
STANDARD TERMS AND CONDITIONS FOR PERFORMANCE-BASED RESTRICTED STOCK UNITS

These Standard Terms and Conditions apply to the Award of performance-based restricted stock units granted pursuant to the Forterra, Inc. 2018 Stock Incentive Plan (the “Plan”), which are evidenced by a Grant Notice or an action of the Committee that specifically refers to these Standard Terms and Conditions. In addition to these Terms and Conditions, the performance- based restricted stock units shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

1.	TERMS OF PERFORMANCE-BASED RESTRICTED STOCK UNITS

Forterra, Inc. (the “Company”), has granted to the Participant named in the Grant Notice provided to said Participant herewith (the “Grant Notice”) an award of a number of performance-based restricted stock units (the “Award” or the “PRSUs”) with each PRSU representing the right to receive one share of the Company’s common stock, par value $0.001 (the “Common Stock”) specified in the Grant Notice. The Award is subject to the conditions set forth in the Grant Notice, these Standard Terms and Conditions, and the Plan, each as amended from time to time. For purposes of these Standard Terms and Conditions and the Grant Notice, any reference to the Company shall include a reference to any Subsidiary.

2.	PERFORMANCE TARGETS; VESTING OF PRSUS

The Award shall not be vested as of the Grant Date set forth in the Grant Notice and shall be forfeitable unless and until otherwise earned and vested pursuant to the terms of the Grant Notice and these Standard Terms and Conditions. Except as set forth below, the PRSUs shall not be eligible to vest unless and until the Performance Targets (as defined in the Grant Notice and as set forth in Exhibit A) with respect to such PRSUs have been achieved. After achievement of such Performance Targets, subject to termination or acceleration as provided in these Standard Terms and Conditions and the Plan, the Award shall become vested as described in the Grant Notice. PRSUs that have vested and are no longer subject to forfeiture are referred to herein as “Vested PRSUs.” PRSUs awarded hereunder that are not vested and remain subject to forfeiture are referred to herein as “Unvested PRSUs.”

Notwithstanding anything contained in these Standard Terms and Conditions to the contrary, the PRSUs shall be subject to the following termination and acceleration provisions:

•
Upon Participant’s Termination of Employment by the Company and its Subsidiaries without Cause or due to Participant’s death or Disability, all Unvested PRSUs for which the applicable Performance Targets have been achieved prior to the date of Termination of Employment shall become vested on the date of such Termination of Employment. All Unvested PRSUs for which the applicable Performance Targets have not been achieved prior to the date of Termination of Employment shall be forfeited and canceled as of the date of such Termination of Employment without the payment of any consideration therefor.

•	Upon Participant’s Termination of Employment due to Participant’s Retirement (which does not include any Termination of Employment for Cause), a pro-rated portion of the Unvested PRSUs for which the applicable Performance Targets have been achieved prior to the date of Termination of Employment shall become vested on the date of such Termination of Employment. Such pro-rated portion shall be determined by multiplying
(i) the Unvested PRSUs earned and eligible to vest based on achievement of the applicable Performance Target prior to the date of Termination of Employment by (ii) a fraction, the numerator of which shall equal the number of full months that Participant provided services to the Company or its Subsidiaries following the achievement of the applicable Performance Target and the denominator of which shall equal thirty-six (36). All other Unvested PRSUs that are not subject to such pro-rated accelerated vesting shall be forfeited and canceled as of the date of such Termination of Employment without the payment of any consideration therefor.

•
Immediately prior to the occurrence of a Change in Control, each of the Performance Targets shall be deemed achieved and all Unvested PRSUs shall become vested as of immediately prior to the consummation of such Change in Control. For purposes hereof, a Change in Control (as defined in the Plan) will not be deemed to occur until such date as the Company is no longer a controlled company of Lone Star Fund IX (U.S.), L.P.

Upon a Participant’s Termination of Employment for any other reason, any then Unvested PRSUs held by the Participant shall be forfeited and canceled as of the date of such Termination of Employment without the payment of any consideration therefor.

3.	RIGHTS AS STOCKHOLDER

Participant shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any PRSUs unless and until shares of Common Stock settled for such PRSUs shall have been issued by the Company to Participant (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). For the avoidance of doubt, the Participant shall not be entitled to receive any dividends or dividend equivalents with respect to the PRSUs or have any voting rights with respect to the PRSUs unless and until shares of Common Stock settled for such PRSUs shall have been issued by the Company to Participant.

4.	RESTRICTIONS ON RESALES OF SHARES

The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued pursuant to Vested PRSUs, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and other holders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

5.	INCOME TAXES

To the extent required by applicable federal, state, local or foreign law, the Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of the grant or vesting of the PRSUs. The Company shall not be required to issue shares or to recognize the disposition of such shares until such obligations are satisfied.

6.	NON-TRANSFERABILITY OF AWARD

The Participant understands, acknowledges and agrees that, except as otherwise provided in the Plan or as permitted by the Committee, the Award may not be sold, assigned, transferred, pledged or otherwise directly or indirectly encumbered or disposed of other than by will or the laws of descent and distribution.

7.	OTHER AGREEMENTS SUPERSEDED

The Grant Notice, these Standard Terms and Conditions and the Plan constitute the entire understanding between the Participant and the Company regarding the Award. Any prior agreements, commitments or negotiations concerning the Award are superseded.

8.	LIMITATION OF INTEREST IN SHARES SUBJECT TO PRSUS

Neither the Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the Grant Notice or these Standard Terms and Conditions except as to such shares of Common Stock, if any, as shall have been issued to such person in connection with the Award. Nothing in the Plan, in the Grant Notice, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate the Participant’s employment at any time for any reason.

9.	GENERAL

(a)
In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

(b)
The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect.

(c)	These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

(d)	These Standard Terms and Conditions shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of law.

(e)
In the event of any conflict between the Grant Notice, these Standard Terms and Conditions and the Plan, the Grant Notice and these Standard Terms and Conditions shall control. In the event of any conflict between the Grant Notice and these Standard Terms and Conditions, the Grant Notice shall control.

(f)	All questions arising under the Plan or under these Standard Terms and Conditions shall be decided by the Committee in its total and absolute discretion.

10.	ELECTRONIC DELIVERY

By executing the Grant Notice, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, and the PRSUs via Company web site or other electronic delivery.

Exhibit A
Performance Targets